Exhibit 99.1

Agenus Announces Closing of $141M Strategic Collaboration with Zydus Lifesciences to Advance BOT+BAL and Strengthen U.S. Manufacturing Readiness

2026-01-15

LEXINGTON, Mass.--(BUSINESS WIRE)-- Agenus Inc. (Nasdaq: AGEN), a leader in immuno-oncology innovation, today announced the closing of its previously disclosed strategic collaboration with Zydus Lifesciences Ltd. The agreement is designed to accelerate global development and potential commercialization of Agenus’ botensilimab and balstilimab (BOT+BAL) immunotherapy combination program.

The collaboration provides Agenus with strategic capital and committed, long-term biologics manufacturing capacity in the United States to support BOT+BAL clinical development, authorized early access pathways, and commercial supply preparation.

As part of the collaboration, Agenus has granted Zydus exclusive rights to develop and commercialize BOT and BAL in India and Sri Lanka, with Agenus eligible to receive royalties on net sales in those territories. The collaboration, first announced on June 3, 2025, included the following key financial terms:

Upfront Consideration: $75 million cash payment to Agenus for transfer of biologics manufacturing facilities in Emeryville and Berkeley, California

Equity Investment: $16 million purchase by Zydus of Agenus (AGEN) common stock (~2.1 million shares at $7.50 per share)

Contingent Milestone Payments: Up to $50 million payable to Agenus, triggered by BOT+BAL production orders

Exclusive License: Zydus obtains exclusive rights to develop and commercialize BOT and BAL in India and Sri Lanka, with Agenus eligible to receive a 5% royalty on net sales in those territories

“Closing this collaboration with Zydus strengthens our balance sheet and, critically, secures dedicated U.S.

manufacturing capacity at a pivotal moment for Agenus,” said Dr. Garo Armen Ph.D., Chairman and Chief Executive Officer of Agenus. “With these foundations in place, our focus in 2026 is disciplined execution— advancing our Phase 3 program, broadening paid patient access through authorized pathways, and progressing toward regulatory submission supported by one of the most substantial clinical datasets generated in MSS colorectal cancer.”

Exhibit 99.1

In 2025, the BOT+BAL combination demonstrated a two-year overall survival rate of 42% and a now-mature median overall survival of 21 months in an expanded cohort of 123 patients with third-line or later microsatellite-stable (MSS) metastatic colorectal cancer (mCRC) without active liver metastases. Building on these results, Agenus, in collaboration with Canadian Cancer Trials Group (CCTG) has initiated the global BATTMAN Phase 3 trial, with sites activated and prepared to enroll patients.

Following the closing, the Emeryville and Berkeley, California biologics manufacturing facilities will be transferred to Zydus and housed under a newly formed subsidiary named Zylidac Bio LLC. Agenus has secured committed manufacturing capacity at these U.S. sites to support BOT+BAL supply needs for their clinical trials, global access programs and future commercialization.

This transaction further positions Agenus to execute on its near- and long-term strategy as interest in BOT+BAL continues to grow globally.

Commenting on the finalization of the deal, Dr. Sharvil P. Patel, Managing Director of Zydus

Lifesciences Limited., stated, "With this deal, Zylidac Bio LLC will now provide biologicals manufacturing sites offering CDMO services to biopharmaceutical companies globally. This supports the evolving landscape of biological product manufacturing in the U.S., which prioritizes secure, domestic, and high-quality supply chains for advanced therapies. Zylidac Bio LLC offers a critical, compliant solution for global innovators and allows for a localized supply chain. It reinforces our ability to serve the international biopharmaceutical industry with reliability and innovation."

Advisors

As part of this effort, Agenus was advised by Porrima Ltd and Biotech Value Advisors (BVA), who provided guidance on partner selection, transaction structure, and negotiations.

About Agenus

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. The company was founded in 1994 with a mission to expand patient populations bene ting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants. Agenus has robust end-to-end development capabilities, across commercial and clinical cGMP manufacturing facilities, research and discovery, and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on our website and social media channels.

Agenus is committed to responsible patient access to investigational medicines through clinical trials and regulatory-authorized early-access mechanisms. In France, BOT+BAL is available only through the ANSM-authorized AAC framework under a nationally validated protocol, with full government reimbursement for eligible patients treated in hospital.

Exhibit 99.1

About Global Access Pathways

Until marketing authorization is granted, BOT+BAL is accessible only through clinical trials including the planned Phase 3 BATTMAN trial in refractory MSS colorectal cancer and authorized early access mechanisms where permitted and available under each country’s regulatory framework.

For eligible French patients treated in hospitals under AAC meeting the pre-defined criteria, BOT+BAL is fully reimbursed by France’s national health system (Assurance Maladie). Reimbursement is structured as a single, upfront, course-based reimbursement per patient that covers the patient’s full course of therapy according to the national AAC protocol, rather than on a per-dose basis. Once a patient is authorized and treatment is initiated under the protocol, full course of treatment and all subsequent administrations are supplied without additional product charges. In line with AAC requirements, the maximum indemnity applicable to BOT+BAL is declared to the relevant French authorities.

Outside France, access may be available in select countries through paid named-patient programs, which may involve out-of-pocket payment and/or special insurance arrangements depending on local regulations and individual coverage decisions.

About BATTMAN CO.33 Phase 3 Trial

Agenus, in collaboration with the Canadian Cancer Trials Group (CCTG), is initiating a global Phase 3 registrational trial evaluating botensilimab (BOT) plus balstilimab (BAL) versus best supportive care (BSC) in patients with refractory, unresectable microsatellite stable (MSS)/mismatch repair proficient (pMMR) colorectal cancer. The study will be conducted as an international cooperative group trial, led by CCTG and supported by academic networks including AGITG (Australasian Gastro-Intestinal Trials Group) and PRODIGE (France), which comprises Unicancer, GERCOR, and FFCD. The trial will enroll approximately 800 patients across more than 100 sites in Canada, France, Australia, and New Zealand.

About Botensilimab (BOT)

Botensilimab (BOT) is a human Fc enhanced multifunctional anti-CTLA-4 antibody designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to “cold” tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

Approximately 1,200 patients have been treated with botensilimab and/or balstilimab in phase 1 and phase 2 clinical trials. In France, botensilimab is accessible only through the ANSM-authorized AAC framework when used as BOT+BAL under the national protocol described above.

Exhibit 99.1

About Balstilimab (BAL)

Balstilimab is a novel, fully human monoclonal immunoglobulin G4 (IgG4) designed to block PD-1 (programmed cell death protein 1) from interacting with its ligands PD-L1 and PD-L2. It has been evaluated in more than 900 patients to date and has demonstrated clinical activity and a favorable tolerability profile in several tumor types. In France, balstilimab is accessible only through the ANSM-authorized AAC framework when used as BOT+BAL under the national protocol described above.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding botensilimab and balstilimab, early access pathways, clinical development plans (including BATTMAN), and expected regulatory and clinical timelines, and any other statements containing the words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “forecasts,” “estimates,” “will,” and similar expressions intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent

Annual Report on Form 10-K for 2024, and subsequent Quarterly Reports on Form 10-Q led with the Securities and

Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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